UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 2, 2023

Date of Report (Date of earliest event reported)

CCFNB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 East Street

Bloomsburg, PA 17815

(Address of principal executive offices)

570-784-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 2, 2023, CCFNB Bancorp, Inc. (the “Company”), and its wholly-owned subsidiary, First Columbia Bank & Trust Co. (the “Bank”), entered into Amended and Restated Employment Agreements dated August 2, 2023 with Lance O. Diehl, President and Chief Executive Officer of the Company and the Bank, and Jeffrey T. Arnold, Executive Vice President and Chief Financial Officer of the Company and the Bank. The Amended and Restated Employment Agreements were approved by the boards of directors of the Company and the Bank on August 1, 2023. The Amended and Restated Employment Agreements were entered into in anticipation of the completion of the Company’s proposed merger with Muncy Bank Financial, Inc. (“MBF”) and the Bank’s proposed merger with The Muncy Bank and Trust Company (“Muncy Bank”).

Mr. Diehl’s Amended and Restated Employment Agreement. Mr. Diehl’s Amended and Restated Employment Agreement provides for Mr. Diehl to be employed initially as President and Chief Executive Officer of the Company and the Bank and for an initial annual salary of $347,543.04, which is his current annual salary. The agreement further provides that upon the effective date of the mergers with MBF and Muncy Bank, Mr. Diehl will become Chairman, President and Chief Executive Officer of the Company and Executive Chairman of the Bank, and that his annual salary will be increased to $375,000 per year, an amount corresponding to the annual salary to be paid by the Company and the Bank to Robert J. Glunk under his employment agreement with the Company and the Bank that will take effect upon the effective date of the mergers with MBF and Muncy Bank. Mr. Glunk is currently the Chairman, President and Chief Executive Officer of MBF and Muncy Bank, and will become Senior Executive Vice President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank upon completion of the mergers.

Mr. Diehl’s Amended and Restated Employment Agreement further provides for a term beginning on August 2, 2023 and ending on March 31, 2026, at which time it is anticipated that Mr. Diehl would retire from active service as an executive officer of the Company and the Bank and Mr. Glunk would succeed him as Chief Executive Officer of the Company. In order to facilitate both a successful integration of the Company and MBF, and the Bank and Muncy Bank, upon completion of the mergers, and an orderly transition to Mr. Glunk as Chief Executive Officer, Mr. Diehl’s Amended and Restated Employment Agreement provides that, no later than 12 months after the effective date of the mergers, but not earlier than 4 months after the effective date of the mergers, Mr. Diehl, at his election or the election of the Company’s board of directors, will fulfill his duties as Chairman, President and Chief Executive Officer of the Company and Executive Chairman of the Bank on a part-time basis consisting of not less than 3 days per week, or 24 hours per week, and that Mr. Diehl shall otherwise make himself available as may be necessary or appropriate in order to fulfill such duties and responsibilities. The agreement provides that, effective upon the date that Mr. Diehl begins part-time employment, his annual salary will be reduced to seventy percent of the rate of his annual salary as in effect on the day immediately prior to such date.

Mr. Diehl’s Amended and Restated Employment Agreement provides that the board of directors of the Bank may provide for the payment of an annual bonus to Mr. Diehl, and that he shall be entitled to 5 weeks of paid annual vacation, which shall be reduced to not less than 15 days during part-time employment. The Bank will provide Mr. Diehl with the use of an automobile and the Bank will be responsible for the costs of operation and maintenance, insurance, registration, fuel and oil. Mr. Diehl will be entitled to participate in such stock based incentives as the board of directors may grant under any stock based incentive plans the Company may establish. The Company does not currently have any stock based incentive plans. Mr. Diehl also will be entitled to participate in all Bank employee benefit plans, including, but not limited to, any pension plan, profit-sharing, savings plan, life insurance plan, medical/health insurance plan, disability insurance plan and other health and welfare benefits as made available by the Bank to its full time employees generally, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, and provided that such participation does not violate any state or federal law, rule or regulation.

Following a change in control of the Company or the Bank, if Mr. Diehl’s employment is involuntarily terminated other than for cause, disability or death, or if Mr. Diehl terminates his employment for good reason, in either case within two years of the date of the change in control, he will be entitled to receive a payment equal to 2.99 times the sum of his annual base salary and the highest cash bonus paid to him in the prior three calendar years, and shall also be entitled to continue to participate in all employee benefits for a period of 36 months, or if he is not permitted to participate in the plans, the Company will procure for him and pay for individual health, life, medical and disability plans and benefits that are substantially equivalent. If such payments would exceed the safe harbor payment amount provided by Section 4999 of the Internal Revenue Code, the payment would be reduced until the amount of the payment does not exceed the greater of (i) the safe harbor amount or (ii) the greatest after-tax amount payable to him after taking into account any excise tax imposed under Section 4999 on such payments. If Mr. Diehl’s employment is involuntarily terminated other than for cause or if he terminates his employment for good reason and there has been no change in control, Mr. Diehl will be entitled to an amount equal to two times his annual base salary and shall be entitled to participate in all employee benefits for a period of 24 months or, if he is not permitted to participate in the plans, the Company will procure for him and pay for individual health, life, medical and disability plans that are substantially equivalent.

Pursuant to the terms of his Amended and Restated Employment Agreement, Mr. Diehl has agreed not to solicit the employees or customers of the Company and its affiliates or to compete with the Company or its affiliates for 24 months after the termination of his employment for any reason.

In addition, Mr. Diehl’s Amended and Restated Employment Agreement provides that if at any time during the employment period his participation in any Company health or medical plan is barred by its terms and conditions or by applicable law, or if his employment is terminated upon the termination of the employment period on March 31, 2026, or if he terminates his employment without good reason at any time after he has attained 60 years of age and, in each of the latter two cases, he is not otherwise employed on any basis where he would be eligible to receive health and medical insurance under such employer’s plans, the Bank will, upon written notice from Mr. Diehl, obtain for a period of five consecutive years and pay for individual insurance plans, policies or programs which would provide to Mr. Diehl and his spouse, health and medical (including, but not limited to health, dental and vision) insurance coverage which is substantially identical to the insurance coverage to which he otherwise would be entitled as an employee, and also will pay to Mr. Diehl (or to his spouse if he would predecease his spouse) an annual gross-up payment with respect to each year during such five consecutive year period in an amount equal to the amount of U.S. federal, state and local income tax at the highest applicable marginal rate. Mr. Diehl’s death during such five consecutive year period will not affect his spouse’s right to the continuation of the benefit through the expiration of the five year period. Mr. Diehl and his spouse, however, shall be required to enroll with Medicare, if at any time during the five year period he or she shall attain age 65, in which case the costs for Part B, Part C and Part D shall be paid by Mr. Diehl or his spouse and reimbursed by the Bank.

If at any time the Bank would be required to provide employment benefits to Mr. Diehl in connection with an involuntary termination without cause or for good reason, with or without a change in control, and the Bank already is providing health and medical benefits for a period of five consecutive years under the circumstances described in the preceding paragraph, the Bank’s obligation to provide those benefits shall continue until the later expiration of the five year period or the otherwise applicable 36 or 24 months.

Mr. Arnold’s Amended and Restated Employment Agreement. Mr. Arnold’s Amended and Restated Employment Agreement provides for Mr. Arnold to be initially employed as Executive Vice President and Chief Financial Officer of the Company and the Bank, and for an initial annual salary of $195,364, which is his current annual salary. The agreement further provides that upon the effective date of the mergers with MBF and Muncy Bank, Mr. Arnold will become Executive Vice President and Treasurer of the Company and Senior Executive Vice President of Finance and Risk Management of the Bank, and that his annual salary will be increased to $207,005, an amount corresponding to the annual salary to be paid to his Muncy Bank peer under such officer’s employment agreement with the Company and the Bank that is to take effect upon the effective date of the mergers.

Mr. Arnold’s employment agreement provides for an initial term of one year beginning August 2, 2023 and renews annually for successive one year periods unless either party give notice of nonrenewal, but is to terminate no later than December 31, 2032. The agreement provides that the board of directors of the Bank may provide for the payment of an annual bonus to Mr. Arnold and that he shall be entitled to 4 weeks of paid annual vacation. Mr. Arnold will be entitled to participate in such stock based incentives as the board of directors may grant under any stock based incentive plans the Company may establish. The Company does not currently have any stock based incentive plans. Mr. Arnold also will be entitled to participate in all Bank employee benefit plans, including, but not limited to, any pension plan, profit-sharing, savings plan, life insurance plan, medical/health insurance plan, disability insurance plan and other health and welfare benefits as made available by the Bank to its full time employees generally, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, and provided that such participation does not violate any state or federal law, rule or regulation.

Following a change in control of the Company or the Bank, if Mr. Arnold’s employment is involuntarily terminated other than for cause, disability or death or if Mr. Arnold terminates his employment for good reason, in either case within two years of the date of the change in control, he will be entitled to receive a payment equal to two times the sum of his annual base salary and the highest cash bonus paid to him in the prior three calendar years, and shall also be entitled to continue to participate in all employee benefits for a period of 24 months or, if he is not permitted to participate in the plans, the Company will procure for him and pay for individual health, life, medical and disability plans and benefits that are substantially equivalent. If such payments would exceed the safe harbor payment amount provided by Section 4999 of the Internal Revenue Code, the payment would be reduced until the amount of the payment does not exceed the greater of (i) the safe harbor amount or (ii) the greatest after tax amount payable to him after taking into account any excise tax imposed under Section 4999 on such payments. If Mr. Arnold’s employment is involuntarily terminated other than for cause or if he terminates his employment for good reason and there has been no change in control, Mr. Arnold will be entitled to an amount equal to two times his annual base salary and shall be entitled to participate in all employee benefits for a period of 24 months or, if he is not permitted to participate in the plans, the Company will procure for him and pay for individual health, life, medical and disability plans that are substantially equivalent.

Pursuant to the terms of his Amended and Restated Employment Agreement, Mr. Arnold has agreed not to solicit the employees or customers of the Company and its affiliates or to compete with the Company or its affiliates for 12 months after the termination of his employment for any reason.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated August 2, 2023 between CCFNB Bancorp, Inc., First Columbia Bank & Trust Co. and Lance O. Diehl

10.2	Amended and Restated Employment Agreement dated August 2, 2023 between CCFNB Bancorp, Inc., First Columbia Bank & Trust Co. and Jeffrey T. Arnold

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 8, 2023	CCFNB Bancorp, Inc.

	By:	/s/ Jeffrey T. Arnold
	Name:	Jeffrey T. Arnold, CPA, CIA
	Title:	Executive Vice President & Chief Financial Officer